UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This filing contains a press release issued by Barnwell Industries, Inc., dated February 14, 2020

*****

Barnwell Industries, Inc. Announces Proposed Changes to Board of Directors

Three highly qualified, independent directors to be nominated to the Board

Martin Anderson, Murray C. Gardner and

Russell M. Gifford will not be re-nominated at the Annual Meeting

Honolulu, Hawaii – February 14, 2020 – Barnwell Industries, Inc. (“Barnwell” or the “Company”) (NYSE American: BRN) today announced proposed changes to refresh and strengthen its Board of Directors (the “Board”), adding three highly qualified, independent director nominees, Ms. Erminia (Emi) Bossio, Mr. Peter J. O’Malley and Mr. Kenneth S. Grossman, to the slate of nominees to be elected at the Company’s upcoming annual meeting of stockholders. The new directors would contribute considerable financial expertise and industry knowledge to the Board. With the new nominations, current directors Martin Anderson, Murray C. Gardner and Russell M. Gifford will not be re-nominated to stand for election at the upcoming annual meeting of stockholders. Russell M. Gifford, Chief Financial Officer of Barnwell, will continue to serve as Executive Vice President, Chief Financial Officer, Secretary and Treasurer. As a result of these changes to the slate of nominees, if elected, Barnwell’s Board will comprise seven directors, of whom six would be independent after the upcoming annual meeting of stockholders.

“We are pleased to add Ms. Bossio, Mr. O’Malley and Mr. Grossman as nominees for independent directors. They bring a unique combination of experience and in-depth knowledge across industry and capital markets, and we look forward to working with them to continue advancing the Company’s plan to create value for all of our stockholders,” said Mr. James S. Barnwell III, Chairman of the Board. “On behalf of the Board, I also want to thank Messrs. Anderson, Gardner and Gifford for their many years of dedicated service to the Company as directors.”

Mr. Alexander Kinzler, Chief Executive Officer of Barnwell, commented, “After announcing Barnwell’s first quarter results, we are pleased to continue our positive momentum through the addition of three exceptional director nominees to our Board. These changes reflect a thoughtful and deliberate process to refresh and strengthen Barnwell’s governance, which ensures we have the critical skill sets among our directors to drive long-term success and stockholder value.”

About Emi R. Bossio

Ms. Emi R. Bossio is currently a partner with the law firm Peacock Linder Halt & Mack, LLP, of Calgary, Alberta, Canada, where she has worked since 2002. Ms. Bossio’s professional experience includes more than 23 years of private litigation practice and has included representation of various business entities in the oil and gas sectors. Throughout her career, Ms. Bossio has received numerous awards, and her accomplishments in the legal community have been recognized by several publications and reference works that are widely consulted by her colleagues. She has been recognized as one of the Top 25 Female Litigators in Canada, as a Litigation Star and a Rising Star and by her peers in Best Lawyers in Canada. Ms. Bossio has a B.A. in History from the University of Alberta and a LL.B. from the University of Toronto.

About Peter J. O’Malley

Mr. Peter J. O’Malley is the founder of Kenosis Capital LLC, a merchant advisory firm, where he provides strategic advice to clients regarding business development and financing. Mr. O’Malley has a broad range of experience, as well as business and investment contacts which he developed over his 25-year career in international investment banking. His past employment includes key management positions at Credit Suisse, Deutsche Bank in New York and Hong Kong, as well as other investment banking firms in the United States and Asia. Mr. O’Malley has a B.A. in Political Science from Siena College and a J.D. from St. John’s University School of Law.

About Kenneth S. Grossman

Mr. Kenneth S. Grossman is an attorney in limited private practice as well as Senior Managing Director of Steppingstone Group, LLC. Mr. Grossman has invested and managed capital as a buy-side principal since 1990. Throughout his career, he has served as an independent director of many privately held and public companies, and as a member of creditor, bank group and shareholder committees for other businesses. He has extensive experience in advising investors as well as shepherding business clients with respect to distressed and other debt-challenged “special situation” companies. Mr. Grossman has a B.A. from Trinity College in Connecticut and a J.D. from George Washington University.

About Barnwell Industries, Inc.

Barnwell Industries, Inc. and its subsidiaries are principally engaged in oil and natural gas exploration, development, production and sales in Canada; investing in leasehold interests in real estate in Hawaii; and well drilling services and water pumping system installation and repairs in Hawaii.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”).  On February 14, 2020, the Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2020 Annual Meeting.   Prior to the 2020 Annual Meeting, the Company will furnish a definitive proxy statement to its stockholders (the “2020 Proxy Statement”), together with a WHITE proxy card.  STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement for the 2020 Annual Meeting and will be set forth in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the 2020 Annual Meeting. Stockholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2020 Annual Meeting at the SEC’s website (http://www.sec.gov), under the “Corporate Information” tab at the Company’s website (http://www.brninc.com) or by contacting Investor Relations by phone at 800-531-8400, by email at barnwellinfo@brninc.com or by mail at Barnwell Industries, Inc., Attn: Investor Relations, 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Morrow Sodali, at 203-658-9400 or toll-free at 800-662-5200.

Safe Harbor for Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those described in “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended September 30, 2019 and subsequent filings with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The Company does not undertake any obligation to update or revise these forward-looking statements except as required by law.

Media Contacts

Gagnier Communications

Dan Gagnier / Lindsay Barber

Barnwell@gagnierfc.com